Company Contact:	Investor Relations:
James R. McKnight, Jr.	Kerry D. Massey
Chief Executive Officer	Chief Financial Officer
615-771-7575	615-771-7575

Diversicare Announces Resolution of DOJ Investigation

BRENTWOOD, TN, (February 19, 2020) Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, announced today that it has resolved the investigation by the U.S. Department of Justice and the State of Tennessee. The investigation originated from a false claims action filed under seal in July 2012 relating to therapy services provided prior to that date, which is also before the current leadership team joined Diversicare. The final settlement resolved allegations related to the Company’s practices and policies for rehabilitation and other services, for preadmission forms required by TennCare and for Pre-Admission Screening and Resident Reviews required by the Medicare program. Under the terms of the settlement, which are consistent with the Company’s prior announcements and disclosures, Diversicare will pay a total of $9.5 million over a five year period and could be required to make additional payments in the event the Company sells any of its owned facilities during this five year period. As a part of the settlement, the Company also entered into a Corporate Integrity Agreement with the Office of the Inspector General that will remain in place for the five year payment period. The Company continues to deny any wrongdoing in connection with the matters under investigation, but entered the settlement in order to avoid the uncertainty and expense of litigation and in order to focus on other initiatives.
About Diversicare Healthcare Services, Inc.
As of February 19, 2020, Diversicare provides long-term care services to patients in 62 skilled nursing and senior housing centers containing 7,329 licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our existing centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to extend or replace our current credit facility, our ability to comply with covenants contained in those credit agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, no assurance that an active market for the Company’s Common Stock will develop on OTCQX, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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